Green EnviroTech Holdings Corp Accelerates Work On Its Ohio Carbon Finishing Plant

JAMESTOWN, CA – November 9, 2017 – Green EnviroTech Holdings Corp. (“Green EnviroTech” or “the Company”) (OTC: GETH), a technology company focusing on solutions to environmental and societal challenges, is pleased to announce that it has accelerated progress on installation of the first Carbon Finishing Production Line in its Carbon Finishing Plant in Ironton, Ohio.

The plant will be built on the former Dow Chemical Ethofoam site in Ironton, Ohio. The Company has leased space in one building, comprising 23,000 square feet, with an option for another 140,000 for additional carbon processing lines. In early 2018, Green EnviroTech expects to initially create 21 jobs, with over 200 jobs to be added as the project grows.

The Company has already started to transport more processing equipment to our partners for refurbishment. This is a critical step on the path to starting installation into the Carbon Finishing Plant.

When operational, the Carbon Finishing Plant with a single shift is expected to process up to 24 tons of recovered carbon black, derived from 2,072,000 end-of-life tires per year. This is forecast to produce approximately 7,800 tons of carbon black annually.

“I am very pleased that we have begun to accelerate the work on installing our first carbon black finishing line in our centralized Carbon Finishing Plant in Ironton, Ohio,” said Chris Bowers, CEO of Green EnviroTech. “We expect operations to begin by mid-year 2018, which will give the Company an ongoing revenue stream driven from processing operations. This initial capital will be used to acquire and refurbish manufacturing equipment for the carbon finishing process.”

Gary De Laurentiis, Chairman of Green EnviroTech, added, “Although the process has taken longer than we had anticipated, we believe that we are now on target to achieve revenues in 2018. Achieving first revenues for Green EnviroTech has been one of my long-held goals for the company, and I am very excited to see that we are expecting to make it in 2018. This wouldn’t have happened without the perseverance and tenacity over the last few years of our management team; we have achieved this together.”

When asked about how the Carbon Finishing Plant fits into the company strategy, Chris Bowers, CEO of Green EnviroTech, stated, “We have the ambitious goal of being the US market leader in processing End of Life Tires by 2024. The Carbon Finishing Plant should become a critical processing ‘Hub’ for the Company as we plan to upgrade all the carbon black produced by our End of Life Tire Processing Plants in the Ohio facility. We plan to build many more carbon finishing lines in the Carbon Finishing Plant over the next few years. This should enable us to reach a processing capacity that matches the carbon black volumes produced by the increasing number of End of Life Tire Processing Plants operating in the US. We expect that the benefits of our growth strategy will be seen in the Ironton community by creating hundreds of jobs in our Carbon Finishing Plant.”

About Green EnviroTech Holdings

Green EnviroTech Holdings Corp. (GETH) is first and foremost a technology company. Our mission is to find, develop and implement practical, economical solutions to address environmental issues associated with the production of waste, energy, water and food; and to create jobs and stimulate economic growth in the local communities where we operate as we strive to achieve this mission.

For more information on GETH, please visit: www.greenenvirotech.com

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